Exhibit (n)

THORNBURG INVESTMENT TRUST

PLAN FOR MULTIPLE CLASS DISTRIBUTION

July 1, 1996

(as revised to September 11, 2012)

THIS PLAN FOR MULTIPLE CLASS DISTRIBUTION was adopted and approved by the Trustees of Thornburg Investment Trust (the “Trust”), effective July 1, 1996, in respect of its then current series, Thornburg Limited Term U.S. Government Fund, Thornburg Limited Term Income Fund, Thornburg Intermediate Municipal Fund, Thornburg New Mexico Intermediate Municipal Fund, Thornburg Florida Intermediate Municipal Fund and Thornburg Value Fund, and such other series as the Trust thereafter determined to offer and make subject to this Plan (each series referred to hereinafter as a “Fund,” and collectively as the “Funds”). The Plan subsequently was made applicable to two additional series, Thornburg New York Intermediate Municipal Fund and Thornburg International Value Fund (then “Thornburg Global Value Fund”), and Thornburg Value Fund commenced to offer Institutional Class (“Class I”) Shares on November 2, 1998. On March 9, 1999, the Trustees of the Trust adopted resolutions respecting issuance of Class D shares by Thornburg New Mexico Intermediate Municipal Fund, and the Plan was revised to describe Class D shares and to make conforming changes to references to the series and share classes to which the Plan applied as of March 9, 1999. On December 9, 1999 the Trustees adopted resolutions respecting the issuance of Class B shares and the Plan was revised to describe Class B shares and to make conforming changes. On September 15, 2000 the Trustees adopted resolutions to make the Plan applicable to an additional series, Thornburg Core Growth Fund. On March 6, 2001, the Trustees adopted resolutions respecting issuance of Class I shares by Thornburg International Value Fund (then “Thornburg Global Value Fund”). On September 6, 2001, the Trustees adopted resolutions to revise the description of the periodic review conducted by the Trustees described in paragraph 13 of the Plan, and the Plan was revised to reflect those resolutions. On September 23, 2002 the Trustees adopted resolutions respecting issuance of Class B shares by Thornburg Limited Term U.S. Government Fund, and making the Plan applicable to an additional series, Thornburg Investment Income Builder Fund. On May 20, 2003, the Trustees adopted resolutions respecting the issuance of Class R-1 shares and the Plan was revised to describe Class R-1 shares and to make conforming changes. On September 10, 2003, the Trustees adopted resolutions respecting issuance of Class I shares by Thornburg Core Growth Fund and Thornburg Investment Income Builder Fund. On December 8, 2003, the Trustees adopted resolutions to make the Plan applicable to two additional series, Thornburg Limited Term Municipal Fund and Thornburg California Limited Term Municipal Fund. On December 5, 2004, the Trustees adopted resolutions respecting issuance of Class R-3 shares. On January 18, 2005, the Trustees adopted resolutions respecting issuance of Class R-4 shares and Class R-5 shares. On April 19, 2006 the Trustees adopted resolutions to make the Plan applicable to an additional series, Thornburg Global Opportunities Fund, and also adopted resolutions respecting issuance of Class I shares by Thornburg New Mexico Intermediate Municipal Fund. On September 12, 2006 the Trustees adopted resolutions respecting the issuance of Class R-4 shares by Thornburg Value Fund, Thornburg International Value Fund and Thornburg Core Growth Fund. On November 10, 2006 the Trustees adopted resolutions to make the Plan applicable to an additional series, Thornburg International Growth Fund, and those resolutions were ratified and amplified by the Trustees’ adoption of additional resolutions on

December 4, 2006. On December 4, 2006, the Trustees amended and supplemented the Trust’s Agreement and Declaration of Trust, and adopted resolutions, effective February 1, 2007, by which the class of shares of each Fund designated as the Class R-1 Shares was redesignated as the Class R3 Shares, the class of shares of each Fund designated as the Class R-3 Shares was redesignated as the Class R1 shares, and the classes of shares designated as the Class R-4 Shares and the Class R-5 Shares were redesignated as the Class R4 Shares and the Class R5 Shares, respectively, each such redesignated class having the specific rights, preferences, limitations and characteristics of the previous class. On April 18, 2007, the Plan was revised to incorporate into the Plan the Trustees’ resolutions since the Plan’s previous revision, and to make conforming changes. On December 2, 2007 the Trustees adopted resolutions to make the Plan applicable to an additional series, Thornburg Strategic Income Fund, and also adopted resolutions respecting issuance of Class R4 shares by Thornburg Investment Income Builder Fund and Class R3, Class R4 and Class R5 shares by each of Thornburg Global Opportunities Fund and Thornburg International Growth Fund. On July 18, 2008, the Trustees adopted resolutions to revise the description of the share class conversion feature in paragraph 12 of the Plan, and the Plan was revised to reflect those resolutions. On September 15, 2008, the Plan was revised to incorporate into the Plan the Trustees’ resolutions since the Plan’s previous revision, and to make certain additional changes. On December 17, 2008, the Trustees adopted resolutions to make the Plan applicable to an additional series, Thornburg Strategic Municipal Income Fund. On September 13, 2009, the Trustees adopted resolutions to make the Plan applicable to an additional series, Thornburg Developing World Fund. On December 7, 2009, the Trustees adopted resolutions respecting issuance of Class I shares by Thornburg New York Intermediate Municipal Fund. On September 13, 2011, the Trustees adopted resolutions respecting issuance of Class R5 shares by Thornburg Developing World Fund. On December 5, 2011, the Trustees adopted resolutions respecting issuance of Class R6 shares by several Funds. On March 6, 2012, the Trustees adopted resolutions respecting issuance of Class R3, Class R4 and Class R5 shares by Thornburg Strategic Income Fund. On September 11, 2012, the Plan was revised to incorporate into the Plan the Trustees’ resolutions since the Plan’s previous revision, and to make certain additional changes.

RECITALS

A.        The Trust applied for and obtained an exemptive order from the Securities and Exchange Commission pursuant to Section 6(c) of the Investment Company Act of 1940 (the “Investment Company Act”) for an exemption from certain provisions thereof and rules adopted thereunder. The exemptive order was issued to the Trust and certain affiliated or associated persons on August 3, 1994 under file number 812-8068, and exempted the Trust’s issuance and sale of multiple classes of securities from (1) Section 18(g) of the Investment Company Act, to the extent the issuance and sale of these securities result in a “senior security”; (2) different voting rights associated with each class of shares may be deemed to result in some shares issued by the Trust having unequal voting rights with every other share of outstanding voting stock; and (3) Sections 2(a) (32), 2(a) (35), 22(c) and 22(d) of the Investment Company Act and Rule 22c-1 thereunder, to the extent necessary or appropriate to permit the imposition of a contingent deferred sales charge (“CDSC”) in connection with the redemption of the shares of the Funds and certain other new share classes from time to time with varying sales charges and shareholder distribution and service fee arrangements.

B.        The Securities and Exchange Commission subsequently adopted Rule 18f-3 and other rule changes under the Investment Company Act, to permit open-end investment management companies such as the Trust to issue multiple classes of shares without seeking exemptive relief.

C.        The Trustees of the Trust, by adoption of resolutions at a meeting duly called and held on June 20, 1996, determined (i) to invoke Rule 18f-3 in the Trust’s issuance of multiple classes of shares and operation of its multiple class distribution system, and (ii) to adopt this Plan in accordance with paragraph (d) of Rule 18f-3 as a restatement of its multiple class distribution system.

D.        The Trustees, by adoption of this Plan, found that this Plan is in the best interests of the Trust, each Fund, and each class of shares offered by the Trust’s Funds.

E.        The terms of this Plan have been adopted and approved subject to the provisions of Rule 18f-3, and all such terms will be governed in their interpretation and operation by Rule 18f-3.

PLAN PROVISIONS

THEREFORE, the Trust will, effective July 1, 1996, and thereafter as subsequently determined by the Trustees, offer multiple classes of shares and operate its multiple class distribution system subject to the following terms and provisions.

1.        In General. Subject to provisions of this Plan hereinafter set forth, each Fund may issue multiple classes of shares under which each class (i) may have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement, and (ii) may pay a different share of other expenses (not including advisory or custodial fees or other expenses related to the management of the Trust’s assets) if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. Except for the class designations, the service and distribution fee structure, the possible allocation of certain expenses, and certain voting rights respecting plans and agreements adopted under Rule 12b-1 under the Investment Company Act, each class of shares of each Fund issued under the multiple class distribution system will be identical in all respects with (a) each other class so issued by a Fund, and (b) the currently issued and outstanding shares of the Fund.

2.        Class A Shares. Class A shares will be offered by each Fund at net asset value plus a front-end sales charge, and may be subject to a redemption fee as specified for Class A shares of any of the Funds by separate resolution or resolutions by the Trustees. Sales charges may be subject from time to time to certain reductions permitted by Section 22(d) of the Investment Company Act and Rule 22d-1 thereunder and set forth in the Trust’s registration statement. Class A shareholders will be assessed an ongoing service fee under a service plan based upon a percentage of the average daily net asset value of Class A shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc., pursuant to an administrative services agreement adopted for that class by the Trustees.

3.        Class B Shares. Class B shares will be offered by certain Funds selected by the Trustees, at net asset value, plus a front-end sales charge if specified by resolution of the Trustees. Any front-end sales charges may be subject from time to time to certain reductions permitted by Section 22(d) of the Investment Company Act and Rule 22d-1 thereunder as set forth in the Trust’s registration statement. Class B shares are subject to a contingent deferred sales charge if redeemed within a specified period after purchase, varying in amount over time as may be specified by resolution of the Trustees. The CDSC will be imposed upon the lower of the purchase price or the net asset value at redemption of each share redeemed. The CDSC will not be imposed upon shares purchased by reinvesting dividends or capital gain distributions. Class B shares will convert at net asset value to another class of shares of the same Fund, in the manner and at the times specified by resolution of the Trustees. A service fee will be imposed on Class B shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Class B shares also will pay an annual distribution fee assessed under a Class B distribution plan applicable only to the Fund’s Class B shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for that class by the Trustees.

4.        Class C Shares. Class C shares will be offered by certain Funds selected by the Trustees, at net asset value without the imposition of a sales load at the time of purchase. Class C shares are subject to a contingent deferred sales charge if redeemed within one year of purchase, varying in amount as specified by resolution of the Trustees. This CDSC applies only to Class C shares purchased on or after October 2, 1995. The CDSC will be imposed upon the lower of the purchase price or net asset value at redemption of each share redeemed. The CDSC is not imposed upon shares purchased by reinvesting dividends or capital gain distributions. A service fee will be imposed on Class C shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Class C shares also will pay an annual distribution fee assessed under a Class C distribution plan applicable only to the Fund’s Class C shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for that class by the Trustees.

5.        Class D Shares. Class D shares will be offered by certain Funds selected by the Trustees, at net asset value without the imposition of a sales load at the time of purchase. A service fee will be imposed on Class D shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Class D shares also will pay an annual distribution fee assessed under a Class D distribution plan applicable only to the Fund’s Class D shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for that class by the Trustees.

6.        Institutional Class Shares. Institutional (sometimes “Class I”) shares will be offered by certain Funds selected by the Trustees. Class I shares will be offered for sale at net asset value, without imposition of a sales charge at the time of sale or redemption, to certain institutional and other investors specified from time to time in the registration statement, and may be subject to a redemption fee as specified for Class I shares of any of the Funds by separate resolution or resolutions by the Trustees. Institutional Class shares will be subject to a plan and agreement pursuant to Rule 12b-1 in the nature of a service plan similar to that adopted for Class A shares. Administrative services will be provided to each class by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for that class by the Trustees.

7.        Class R3 Shares. Class R3 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R3 shares of any of the Funds by separate resolution or resolutions by the Trustees. A service fee will be imposed on Class R3 shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Class R3 shares also will pay an annual distribution fee assessed under a Class R3 distribution plan applicable to the Fund’s Class R3 shares. Administrative services will be provided to Class R3 shares by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for the class by the Trustees.

8.        Class R4 Shares. Class R4 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R4 shares of any of the Funds by separate resolution or resolutions by the Trustees. A service fee will be imposed on Class R4 shares in the same manner it is imposed on Class A shares, pursuant to a service plan. Administrative services will be provided to Class R4 shares by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for the class by the Trustees.

9.        Class R5 Shares. Class R5 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R5 shares of any of the Funds by separate resolution or resolutions by the Trustees. Class R5 shares will be subject to a plan and agreement pursuant to Rule 12b-1 in the nature of a service plan similar to that adopted for Class I shares. Administrative services will be provided to Class R5 shares by Thornburg Investment Management, Inc. pursuant to an administrative services agreement adopted for the class by the Trustees.

10.        Class R6 Shares. Class R6 shares will be offered by certain Funds selected by the Trustees, at net asset value, without any front end sales charge or contingent deferred sales charge, and may be subject to a redemption fee as specified for Class R5 shares of any of the Funds by separate resolution or resolutions by the Trustees Class R6 shares may be subject to a plan and agreement pursuant to Rule 12b-1, or an administrative services agreement, if such plan or agreement is adopted for Class R6 shares by separate resolution or resolutions of the Trustees.

11.        Future Classes. Future classes of shares may be offered by one or more Funds. Each future class of a Fund will be subject to the same investment advisory agreement as all other classes of the Fund, but certain administrative or shareholder or other services may be provided to the future class by other organizations pursuant to agreements or other arrangements specific to one or more of the future classes and under which administrative or other expenses may be charged to each such class. Expenses attributable to these services will be charged only to the future class or classes to which the expenses relate and the delivery of such services will augment or replace and not be duplicative of the services provided by and charged for by Thornburg Investment Management, Inc. or Thornburg Securities Corporation. Rule 12b-1 plans, other agreements and arrangements relating to future classes of shares, conversion and exchange features associated with these shares and the allocation of expenses to those shares will be specified in each such case by resolution of the Trustees.

12.        Computations of Net Asset Value and Expense Allocations. The net asset value of all outstanding shares of all classes of each Fund will be computed on a daily basis. Investment income and unrealized and realized gains or losses will be allocated to each class of shares based upon its relative percentage of the Fund’s net assets. Expenses also will be allocated to each class based upon its relative percentage of the Fund’s net assets except to the extent (i) each class bears the specific expenses of the class’s Rule 12b-1 plan (if any), (ii) different administrative services are assessed to each class under a specific administrative services agreement adopted for the class (if any), and (iii) transfer agent fee differentials attributable to specific classes and other class specific expenses relating to classes of shares (“Class Expenses”) are identified and allocated to a specific class. Class Expenses applicable to more than one class will be allocated among those classes based upon the relative percentages of net assets. Administrative and Class Expenses will be limited to (a) transfer agent fees identified by the transfer agent as being attributable to a specific class of shares, (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders, (c) Blue Sky fees and costs attributable to registration, qualification or exemption of the class’s shares, (d) Securities and Exchange Commission registration fees incurred by a class of shares, (e) administrative expenses required to support the shareholders of a specific class, (f) litigation or other legal expenses relating solely to one class of shares, and (g) any other expenses subsequently identified that should be properly allocated to one class that are approved by the Trustees by resolution. Dividends paid to each class of shares of a Fund will be declared and paid on the same days and at the same times, and except as noted with respect to the expenses of Rule 12b-1 plan payments, transfer agent fees and Class Expenses, will be determined in the same manner for each class of a Fund. On an ongoing basis, the Trustees will review the methodology and procedures with management and the independent auditors to determine that the methodology and procedures are adequate to ensure that the calculations and allocations will be made in an appropriate manner.

13.        Conversion of Shares. The Trustees may specify and re-specify from time to time by resolution conversion of any class of shares into any other class of shares of the same Fund. In all events, any class of shares with a conversion feature will convert into another class of shares on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge, and in a manner that is consistent with the provisions of Rule 18f-3, as that Rule may be amended from time to time.

14.        Compliance Standards. The Funds’ principal underwriter, Thornburg Securities Corporation, will adopt compliance standards as to when each class of shares may appropriately be sold to particular investors.

15.        No Liquidation or Distribution Preference. Each class of shares offered by a Fund will be redeemable at all times (subject to the same limitations set forth in the Fund’s prospectus and statement of additional information for all classes of shares offered by that Fund) and no class of shares will have any preference or priority over any other class in the Fund, and no class will be protected by any distribution or liquidation preference or by any reserve or other account for distribution or liquidation purposes.

16.        Reinvestment and Exchange Privileges. Each of the Funds currently offers certain reinvestment and exchange privileges relating to its classes of shares, as described in the Trust’s registration statement. The Trustees may specify from time to time by resolution reinvestments, exchange or conversion privileges in conformity with Rule 18f-3, Rule 11a-3 and other provisions of the 1940 Act and the rules thereunder.

17.        Review by Trustees. The Trustees will periodically evaluate the Plan in accordance with Rule 18f-3.

18.        Amendment. The Trustees may amend this Plan any time from time to time by adoption of resolutions, and resolutions subsequently adopted by the Trustees and relating to the subject matter hereof shall be deemed to amend and supersede this Plan as to the subject matter of those resolutions. The Trustees shall make the determinations specified in paragraph (d) of Rule 18f-3 upon any material amendment of this Plan.

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